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                                                                  EXHIBIT 24.23


                                POWER OF ATTORNEY


        We, the undersigned officers and directors of ACC of West Virginia Corporation (hereinafter "the Company"), hereby severally constitute Everett
R. Dobson, Bruce R. Knooihuizen and Ronald L. Ripley, and each of them, severally, our true and lawful attorneys-in-fact, will full power to them and each of them to sign for us, and in our names as officers or directors, or both, of the Company, a Registration Statement on Form S-4 and any and all amendments thereto (include post-effective amendments), granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.


           /s/ Everett R. Dobson
--------------------------------------------     President and Chief Executive Officer           April 20, 2001
             Everett R. Dobson                   (Principal Executive Officer) and
                                                 Director

          /s/ Bruce R. Knooihuizen
--------------------------------------------     Treasurer and Chief Financial Officer           April 20, 2001
            Bruce R. Knooihuizen                 (Principal Financial Officer) and
                                                 Director

             /s/ Trent LeForce
--------------------------------------------     Corporate Controller (Principal                 April 20, 2001
               Trent LeForce                     Accounting Officer)

            /s/ Joseph E. Stumpf
--------------------------------------------     Vice President and Director                     April 20, 2001
              Joseph E. Stumpf


--------------------------------------------     Vice President and Director                     April __, 2001
                Tamara A. Bramel